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                                 REVLON, INC.
                     AMENDED AND RESTATED 1996 STOCK PLAN
                (Amended and Restated as of December 17, 1996)

                                    GENERAL


         1.1 Purpose. The purpose of this 1996 Stock Plan (the "Plan") is to provide for certain officers, directors and key employees of Revlon, Inc. ("Revlon" and, together with its subsidiaries, the "Company") and certain of its Affiliates an incentive to maintain and enhance the long-term performance and profitability of the Company. It is the further purpose of the Plan to permit the granting of awards that will constitute performance based compensation for certain executive officers, as described in section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         1.2      Administration.

                  (a) The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of Revlon (the "Board"), which committee shall consist of two or more directors. It is intended that the directors appointed to serve on the Committee shall be "disinterested persons" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Act") and "outside directors" (within the meaning of Code section 162(m)) to the extent Rule 16b-3 and Code section 162(m), respectively, are applicable; however, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.

                  (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and Plan agreements executed pursuant to Section 2.6,
(iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

                  (c) The determination of the Committee on all matters relating to the Plan or any Plan agreement (as defined in Section 2.6) shall be conclusive.

                  (d) No member of the Committee shall be liable for any Plan Action (as defined in Section 3.2), including without limitation any action or determination made in good faith with respect to the Plan or any Award hereunder.
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         1.3 Persons Eligible for Awards. Awards under the Plan may be made to such officers, directors and executive, managerial or professional employees ("key personnel") of the Company or its Affiliates as the Committee shall in its sole discretion select; provided, that officers and directors who are not employees of either the Company or an Affiliate shall not be eligible to receive Awards under the Plan.

         1.4      Types of Awards Under Plan.


                  (a) Awards may be made under the Plan in the form of (i) stock options ("options"), (ii) stock appreciation rights ("stock appreciation rights") related to an option ("related stock appreciation rights"), (iii) stock appreciation rights not related to any option ("unrelated stock appreciation rights"), (iv) restricted stock awards, (v) unrestricted stock awards and (vi) performance awards, all as more fully set forth in Article II (collectively, "Awards").

                  (b) Options granted under the Plan may be either (i) "nonqualified" stock options subject to the provisions of Code section 83 or
(ii) options intended to qualify for incentive stock option treatment described in Code section 422.

                  (c) All options when granted are intended to be nonqualified options, unless the applicable Plan agreement explicitly states that an option is intended to be an incentive stock option. If an option is granted with the stated intent that it be an incentive stock option, and if for any reason such option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such nonqualification, such option (or portion) shall be regarded as a nonqualified option appropriately granted under the Plan provided that such option (or portion) otherwise satisfies the terms and conditions of the Plan relating to nonqualified options generally.

         1.5      Shares Available for Awards.

                  (a) Subject to Section 3.5 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock with respect to which Awards may be granted shall be equal to the excess (if any) of (i) 5,000,000 shares, over (ii) the sum (without duplication) of (A) the number of shares subject to outstanding options, outstanding unrelated stock appreciation rights, outstanding restricted stock awards not vested pursuant to the lapse of restrictions and outstanding performance awards as to which the performance cycle has not expired, granted under the Plan, (B) the number of shares previously issued pursuant to the exercise of options granted under the Plan, (C) the number of shares subject to an option, restricted stock award or performance award or part thereof which is canceled by the Committee and for which cash is paid in respect thereof pursuant to Section 2.8(f), (D) the number of shares in respect of which stock appreciation rights granted under the Plan shall have previously been exercised, (E) the number of shares previously vested pursuant to the lapse of restrictions under restricted stock awards granted under the Plan,
(F) the number of shares previously issued pursuant to unrestricted stock awards, and (G) the number of shares previously issued or issuable pursuant to performance units as to which the performance cycle has expired. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled for any reason whatsoever without the grantee having received any benefit therefrom, the shares covered by such Award shall again become available for future Awards under the Plan. For purposes of the foregoing sentence, a grantee shall not be deemed to have received any "benefit" (i) in the case of forfeited restricted stock awards by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled pursuant to subsection (c) of this Section 1.5 by reason of a new Award being granted in substitution therefor.

                  (b) Shares of Common Stock that shall be subject to issuance pursuant to Awards made under the Plan shall be authorized and unissued or treasury shares of Common Stock.

                  (c) Without limiting the generality of the preceding provisions of this Section 1.5, the Committee may, but solely with the grantee's consent, agree to cancel any Award under the Plan and issue a new Award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted Award satisfies all applicable Plan requirements as of the date such new Award is made.

                  (d) In any calendar year, a person eligible for Awards under the Plan may not be granted options or stock appreciation rights covering in the aggregate a total of more than 300,000 shares of Common Stock.

         1.6      Definitions of Certain Terms.

                  (a) The term "Affiliate" as used herein means any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

                  (b) The term "Common Stock" as used herein means the shares of Class A Common Stock of the Company as constituted on the effective date of the Plan, and any other shares into which such Common Stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

                  (c) Except as otherwise determined by the Committee in its sole discretion, the term "fair market value" as used herein as of any date and in respect of any share of Common Stock shall refer to the mean between the high and low sales prices of a share of Common Stock as reported on the New York Stock Exchange.

                  (d) In no event shall the fair market value of any share of Common Stock, the option exercise price of any option, the appreciation base per share of Common Stock under any stock appreciation right, or the amount payable per share of Common Stock under any other Award, be less than the par value per share of Common Stock.

                                      3

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                                  ARTICLE II.

                                STOCK OPTIONS;
                          STOCK APPRECIATION RIGHTS;
                       STOCK AWARDS; PERFORMANCE AWARDS

         2.1 Grant of Stock Options. The Committee may grant options under the Plan to purchase shares of Common Stock to such key personnel, in such amounts and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan.

         2.2      Grant of Stock Appreciation Rights.

                  (a) The Committee may grant a related stock appreciation right in connection with all or any part of an option granted under the Plan, either at the time such option is granted or at any time thereafter prior to the exercise, termination or cancellation of such option, and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, consistent with the terms and provisions of the Plan. The grantee of a related stock appreciation right shall, subject to the terms and conditions of the Plan and the applicable Plan agreement, thereby have the right by exercise thereof to surrender to the Company for cancellation all or a portion of such related stock appreciation right, but only to the extent that the related option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to the related stock appreciation right or portion thereof surrendered (determined as of the exercise date), over (ii) the aggregate appreciation base (determined pursuant to Section 2.6(d)) of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered.

                  (b) The Committee may grant an unrelated stock appreciation right to such key personnel, and in such amount and subject to such terms and conditions, as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan. The grantee of an unrelated stock appreciation right shall, subject to the terms and conditions of the Plan and the applicable Plan agreement, have the right to surrender to the Company for cancellation all or a portion of such stock appreciation right, but only to the extent that such stock appreciation right is then exercisable, and to be paid therefor an amount equal to the excess (if any) of
(i) the aggregate fair market value of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered (determined as of the exercise date), over (ii) the aggregate appreciation base (determined pursuant to Section 2.6(d)) of the shares of Common Stock subject to the stock appreciation right or portion thereof surrendered.

                  (c) Payment due to the grantee upon exercise of a stock appreciation right shall be made (i) by check, (ii) in Common Stock (valued at the fair market value thereof as of the date of exercise), or (iii) partly in the manner provided in clause (i) and partly in the manner provided in clause
(ii), all as determined by the Committee in its sole discretion. If the Committee shall determine to make all of such payments in Common Stock, no fractional shares shall be issued and no payments shall be made in lieu of fractional shares.

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

                  (d) The grant or exercisability of any stock appreciation right may be subject to such conditions as the Committee, in its sole discretion, shall determine, including a change of ownership or control of the Company or an Affiliate. A stock appreciation right may be deemed to be automatically exercised upon the occurrence of such events or conditions as may be determined by the Committee in an applicable Plan agreement.

         2.3 Special ISO Requirements. In order for a grantee to receive special tax treatment with respect to stock acquired under an option granted as an incentive stock option, the grantee of such option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such option, an employee of the Company or any of the Company's parent corporations (within the meaning of Code section 424), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction in which Code section 424(a) applies. If an option granted under the Plan is intended to be an incentive stock option, and if the grantee, at the time of grant, owns stock possessing 10 percent or more of the total combined voting power of all classes of stock of the grantee's employer corporation or of its parent or subsidiary corporation, then (i) the option exercise price per share shall in no event be less than 110% of the fair market value of the Common Stock on the date of such grant and (ii) such option shall not be exercisable after the expiration of five years after the date such option is granted.

         2.4      Restricted and Unrestricted Stock Awards.

                  (a) The Committee may grant restricted stock awards, alone or in tandem with other Awards under the Plan, to such key personnel, and subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Plan agreements. The vesting of a restricted stock award granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or any Affiliate, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

                  (b) The Committee may grant unrestricted stock awards, alone or in tandem with other Awards under the Plan, to such key personnel and subject to such terms and conditions as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Plan agreements.

                  (c) Each Plan agreement with respect to a restricted stock award shall set forth the amount (if any) to be paid by the grantee with respect to such Award and when or in what circumstances such payment is required to be made. If a grantee made any payment for a restricted stock award or portion thereof which does not vest, appropriate payment shall be made to the grantee upon or following such forfeiture if and on such terms and conditions as the Committee may determine.

                  (d) The Committee may provide that a certificate or certificates representing the shares underlying a restricted stock award shall be registered in the grantee's name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Plan agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the grantee until such shares become vested or are forfeited, all on such terms and conditions as the Committee may determine. Except as the applicable Plan agreement may otherwise provide, no shares underlying a restricted stock award may be assigned, transferred, or otherwise encumbered or disposed of by the grantee until such shares have vested in accordance with the terms of such Award. Subject to the provisions of Section 3.2, as soon as practicable after any restricted stock award shall vest, the Company shall issue or reissue to the grantee (or to the grantee's designated beneficiary in the event of the grantee's death) a certificate or certificates for the Common Stock underlying such restricted stock award without such restrictive legend.

                  (e) If and to the extent that the applicable Plan agreement may so provide, a grantee shall have the right to vote and receive dividends on the shares underlying a restricted stock award granted under the Plan. Unless otherwise provided in the applicable Plan agreement, any stock received as a dividend on, or in connection with a stock split of, the shares underlying a restricted stock award shall be subject to the same restrictions as the shares underlying such restricted stock award.

                  (f) Subject to Section 3.5 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock with respect to which restricted and unrestricted stock awards may be granted shall not exceed (i) 1,000,000 shares less (ii) the sum (without duplication) of (A) the number of shares subject to outstanding restricted stock awards or parts thereof not vested pursuant to the lapse of restrictions, (B) the number of shares subject to restricted stock awards or parts thereof which are canceled by the Committee and for which cash is paid in respect thereof pursuant to Section 2.8(f), (C) the number of shares subject to restricted stock awards which have vested pursuant to the lapse of restrictions and (D) the number of shares subject to unrestricted stock awards, plus (iii) the number of shares subject to restricted stock awards or parts thereof not vested pursuant to the lapse of restrictions which are canceled without payment of cash or other consideration in connection with termination of the grantee's employment or otherwise.

         2.5       Performance Awards.

                  (a) The Committee may grant performance awards, alone or in tandem with other Awards under the Plan, to acquire shares of Common Stock to such key personnel and in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan.

                  (b) Each performance award under the Plan shall relate to a specified maximum number of shares, and shall be exchangeable for all or a portion of such shares, or for cash (or such other form of consideration as may be determined by the Committee equivalent in value thereto) in up to an amount equal to the fair market value of an equal number of unrestricted shares, at the end of such specified period (a "performance cycle") as may be established by the Committee. The number of such shares which may be deliverable pursuant to such performance award shall be based upon the degree of attainment over such performance cycle of such measure of the performance of the Company, an Affiliate, one or more of its or their respective divisions or other business units, or the grantee, all as may be established by the Committee. The Committee may make such provision in the Plan agreement for full or partial credit, prior to completion of such performance cycle or achievement of the degree of attainment of the measures of performance specified in connection with such performance award, in the event of the participant's death, retirement or disability, or in such other circumstances, as the Committee in its sole discretion may determine to be fair and equitable to the participant or in the interest of the Company.

                  (c) In the event that the Committee grants a performance award that is intended to constitute qualified performance-based compensation within the meaning of Code section 162(m), the following rules shall apply:
(i) payments under the performance award shall be made solely on account of the attainment of one or more objective performance goals established in writing by the Committee not later than 90 days after the commencement of the period of service to which the performance award relates (or if less, 25% of such period of service); (ii) the performance goal(s) to which the performance award relates shall be based on one or more of the following business criteria applied to the grantee, a business unit or the Company and/or an Affiliate: stock price, market share, sales, earnings per share, return on equity, net income, operating income or operating income before restructuring charges, plus depreciation and amortization other than relating to early extinguishment of debt and debt issuance costs; (iii) in any year, a grantee may not be granted performance awards covering a total of more than 100,000 shares of Common Stock; and (iv) once granted, the Committee may not have discretion to increase the amount payable under such performance Award, provided, however, that whether or not a performance award is intended to constitute qualified performance-based compensation within the meaning of Code section 162(m), the Committee shall make appropriate adjustments in performance goals under an Award to reflect the impact of extraordinary items not reflected in such goals, such as material acquisitions or dispositions of assets, incurrences of or discharges from material liabilities not in the ordinary course of business and changes in generally accepted accounting principles applied in preparing the financial statements upon which the goals are measured.

         2.6      Agreements Evidencing Awards.

                  (a) Awards granted under the Plan shall be evidenced by written agreements ("Plan agreements") which shall contain such provisions not inconsistent with the terms and provisions of the Plan as the Committee may in its sole discretion deem necessary or desirable.

                  (b) Each Plan agreement with respect to the granting of an Award other than a related stock appreciation right shall set forth the number of shares of Common Stock subject to the Award granted thereby. Each Plan agreement with respect to the granting of a related stock appreciation right shall set forth the number of shares of Common Stock subject to the related option which shall also be subject to the related stock appreciation right granted thereby.

                  (c) Each Plan agreement with respect to the granting of an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company in connection with the exercise of the option evidenced thereby. The option exercise price per share shall in no event be less than 100% of the fair market value of a share of Common Stock on the date the option is granted.

                  (d) Each Plan agreement with respect to a stock appreciation right shall set forth the amount (the "appreciation base") over which appreciation will be measured upon exercise of the stock appreciation right evidenced thereby. The appreciation base per share of Common Stock subject to an unrelated stock appreciation right shall in no event be less than 100% of the fair market value of a share of Common Stock on the date the stock appreciation right is granted. The appreciation base per share of Common Stock subject to a related stock appreciation right shall in all cases be the option exercise price per share of Common Stock subject to the related option.

         2.7 Exercise of Related Stock Appreciation Right Reduces Shares Subject to Option. Upon any exercise of a related stock appreciation right or any portion thereof, the number of shares of Common Stock subject to the related option shall be reduced by the number of shares of Common Stock in respect of which such stock appreciation right shall have been exercised.

         2.8 Exercisability of Options, Stock Appreciation Rights and Other Awards; Cancellation of Awards in Certain Cases. Subject to the other provisions of the Plan:

                  (a) Except as hereinafter provided, each Plan agreement with respect to an option or stock appreciation right shall set forth the period during which and the conditions subject to which the option or stock appreciation right evidenced thereby shall be exercisable, and each Plan agreement with respect to a restricted stock award or performance award shall set forth the period after which and the conditions subject to which the shares underlying such Award shall vest or be deliverable, all such periods and conditions to be determined by the Committee in its sole discretion. Unless the applicable Plan agreement otherwise specifies: no option or stock appreciation right shall be exercisable prior to the first anniversary of the date of grant, and each option or stock appreciation right granted under the Plan shall become cumulatively exercisable with respect to 25% of the shares of Common Stock subject thereto, rounded down to the next lower full share, on the first anniversary of the date of grant, and with respect to an additional 25% of the shares of Common Stock subject thereto, rounded down to the next lower full share, on each of the second and third anniversaries of the date of grant, and shall become 100% exercisable on the fourth anniversary of the date of grant, and shall remain 100% exercisable until the day prior to the tenth anniversary of the date of grant and shall terminate and cease to be exercisable on the tenth anniversary of the date of grant.

                  (b) Except as provided in Section 2.10(e), no option or stock appreciation right may be exercised and no shares of Common Stock underlying any other Award under the Plan may vest or become deliverable more than 10 years after the date of grant.

                  (c) Unless the applicable Plan agreement otherwise provides, a related stock appreciation right shall be exercisable at any time during the period that the related option may be exercised.

                  (d) Unless the applicable Plan agreement otherwise provides, an option or stock appreciation right granted under the Plan may be exercised from time to time as to all or part of the full number of shares as to which such option or stock appreciation right shall then be exercisable.

                  (e) An option or stock appreciation right shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 2.9.

                  (f) Unless the applicable Plan agreement otherwise provides: in the case of an option or stock appreciation right, at any time after the Company's receipt of written notice of exercise of an option or stock appreciation right and prior to the option or stock appreciation right exercise date (as defined in subsection (g) of this Section 2.8), and in the case of a stock award or performance award, at any time within the six business days immediately preceding the otherwise applicable date on which the previously restricted stock award or performance award would otherwise have become unconditionally vested or the shares subject thereto unconditionally deliverable, the Committee, in its sole discretion, shall have the right, by written notice to the grantee, to cancel such Award or any part thereof if the Committee, in its sole judgment, determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company's acquisition of Common Stock from, and/or the grantee's sale of Common Stock to, the public markets illegal, impracticable or inadvisable. If the Committee determines to cancel all or any part of an Award, the Company shall pay to the grantee an amount equal to the excess of (i) the aggregate fair market value of the shares of Common Stock subject to the Award or part thereof canceled (determined as of the option or stock appreciation right exercise date, or the date that shares would have been unconditionally vested or delivered in the case of a stock award or performance award), over (ii) the aggregate option exercise price or appreciation base of the option or stock appreciation right or part thereof canceled (in the case of an option or stock appreciation right) or any amount payable as a condition of delivery of shares (in the case of a stock award or performance award). Such amount shall be delivered to the grantee as soon as practicable after such Award or part thereof is canceled.

                  (g) Unless the applicable Plan agreement otherwise provides, the "option exercise date" and the "stock appreciation right exercise date" shall be the date that written notice of exercise, together with payment, are received by the Company; provided that if subsection (f) of this Section 2.8 is applicable, the option exercise date or stock appreciation right exercise date shall be the later of: (i) the sixth business day following the date written notice of exercise is received by the Company; and (ii) the date when payment is received by the Company.

         2.9      Payment of Award Price.

                  (a) Unless the applicable Plan agreement otherwise provides or the Committee in its sole discretion otherwise determines, any written notice of exercise of an option or stock appreciation right must be accompanied by payment of the full option or stock appreciation exercise price. If Section 2.8(g) applies, and the six business day delay for the option exercise date or stock appreciation right exercise date is applied, the grantee shall have no right to pay the option or stock appreciation right exercise price or to receive Common Stock with respect to the option or stock appreciation right exercise prior to the lapse of such six business days.

                  (b) Payment of the option exercise price and of any other payment required by the Plan agreement to be made pursuant to any other Award shall be made in any combination of the following: (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee); (ii) with the consent of the Committee in its sole discretion, by personal check (subject to collection) which may in the Committee's discretion be deemed conditional; and/or (iii) unless otherwise provided in the applicable Plan agreement, by delivery of previously-acquired shares of Common Stock owned by the grantee for at least six months (or such longer or shorter period as the Committee may in its discretion determine that will not result in variable accounting treatment) having a fair market value (determined as of the option exercise date, in the case of options, or other relevant payment date as determined by the Committee, in the case of other Awards) equal to the portion of the exercise price being paid thereby, provided that the Committee may require, as a condition of accepting any such delivery of shares of Common Stock, that the grantee furnish an opinion of counsel acceptable to the Company to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act and does not require any Consent (as defined in Section 3.2) (a "Compliance Opinion"). Payment in accordance with clause (i) of this Section 2.9(b) may be deemed to be satisfied, if and to the extent that the applicable Plan agreement so provides or the Committee permits, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock to be acquired pursuant to the Award to pay for all of the Common Stock to be acquired pursuant to the Award and an authorization to the broker or selling agent to pay that amount to the Company and to effect such sale at the time of exercise or other delivery of shares of Common Stock, provided that the Committee may require, as a condition of accepting any such payment, that the grantee furnish a Compliance Opinion. In the case of payment made in accordance with clause (iii) of this Section 2.9(b) or clause (ii) of Section 3.4(b), if (A) the person paying the option exercise price or other payment required by a Plan agreement is the grantee of the Award and is actively employed on the exercise date and (B) all or any portion of the previously-acquired shares of Common Stock so delivered in payment were acquired by the grantee upon exercise of an option or stock appreciation right, then, if and to the extent that the applicable Plan agreement so provides or the Committee in its sole discretion so determines, the grantee shall be granted a replacement option on the option exercise date or other payment date to purchase a number of shares of Common Stock equal to the number of shares so delivered in payment, at an exercise price equal to the fair market value of the Common Stock on the exercise date and upon such other terms, conditions and restrictions (which may be the same as or different than the terms, conditions and restrictions of the Award so exercised) as the Committee may determine and set forth in the Plan agreement evidencing such replacement option. As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of Sections 2.8(f) and 3.2, deliver to the grantee a certificate or certificates for the shares of Common Stock deliverable pursuant to such Award, which certificate or certificates may bear such legends as the Company may deem appropriate concerning restrictions on their disposition in accordance with applicable federal and state securities laws, rules and regulations or otherwise.

                  (c) Notwithstanding any other provision of this Plan or the applicable Plan agreement, no grantee shall, directly or indirectly, sell any shares of Common Stock unless (i) such grantee owns the shares to be sold or has exercised an Award with respect thereto and the shares to be sold are immediately issuable to the grantee pursuant to such exercise (subject to Section 2.8(g) if applicable) and (ii) such grantee delivers such shares in settlement in accordance with all settlement rules applicable to such transaction.

         2.10     Termination of Employment.

                  (a) The following "default rules" set forth in this Section
2.10 shall govern the exercisability of options and the continuation of other Awards following termination of employment of a grantee with the Company and its Affiliates except where: (i) other provisions of the Plan specify a different rule (e.g., Section 3.11 dealing with early termination of an option following certain corporate events); or (ii) the Plan agreement provides for a different rule (as specified by the Committee pursuant to its authority under the Plan).

                  (b) Upon termination of a grantee's employment with the Company and its Affiliates (i) by the Company or its Affiliate either for (A) "good reason" as defined in the Revlon Executive Severance Policy as in effect on the date of adoption of this Plan or (B) "good reason", "cause" or any like term as defined under any employment agreement to which a grantee may be a party or (ii) by a grantee otherwise than either for (A) "good reason", "cause" or any like term as defined under any employment agreement to which a grantee may be a party or (B) the reasons described in subsection (d) or (e) hereof, all outstanding options and stock appreciation rights granted to such grantee shall cease to be exercisable, and such grantee may not satisfy any condition or limitation which is unsatisfied (and no additional portion shall otherwise become vested) under any other outstanding Award, following the date of such termination of employment, and all outstanding Awards held by such grantee shall in all respects automatically be canceled on the date of such termination of employment.

                  (c) Upon termination of a grantee's employment with the Company and its Affiliates for any reason other than as described in subsection (b), (d) or (e) hereof, the portions of outstanding options and stock appreciation rights granted to such grantee that are exercisable as of the date of termination of employment of such grantee may continue to be exercised, and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof vested as of the date of termination of employment may be given, for a period of one year from and including the date of termination of employment, but no additional portions of outstanding options or stock appreciation rights granted to such grantee shall become exercisable, and such grantee may not satisfy any condition or limitation which is unsatisfied (and no additional portion shall otherwise become vested) under any other outstanding Award, following the date of such termination of employment, and such unexercisable Awards or parts thereof shall in all respects automatically be canceled on the date of such termination of employment.

                  (d) If the grantee voluntarily retires with the consent of the grantee's employer or the grantee's employment terminates due to permanent disability, all outstanding options and stock appreciation rights granted to such grantee shall continue to become exercisable, all other outstanding Awards granted to such grantee shall continue to vest, and the grantee shall be entitled to continue satisfying any performance or other condition under all other Awards, in each case in accordance with the terms of the applicable Plan agreements, and the grantee shall be entitled to exercise each such option or stock appreciation right and to make any payment, give any notice and satisfy any performance or other condition under each such other Award, in each case, for a period of one year from and including the date on which all portions of the Award first become fully exercisable or vested or capable of being satisfied, as the case may be, and thereafter such Awards or parts thereof shall be canceled. Notwithstanding the foregoing, the Committee may in its sole discretion provide for a longer or shorter period for exercise of an option or stock appreciation right or may permit a grantee to continue vesting under an option, stock appreciation right or restricted stock award or to make any payment, give any notice and continue satisfying any performance or other condition under any other Award in the case of a grantee whose employment terminates solely because such grantee's employer ceases to be an Affiliate of the Company or a grantee who transfers employment with the Company's consent to a purchaser of a business disposed of by the Company. The Committee may in its sole discretion determine (i) whether any termination of employment is a voluntary retirement with employer consent or is due to permanent disability for purposes of the Plan, (ii) whether any leave of absence (including any short-term or long-term disability or medical leave) constitutes a termination of employment within the meaning of the Plan, (iii) the applicable date of any such termination of employment, and (iv) the impact, if any, of any of the foregoing on Awards under the Plan.

                  (e) If the grantee's employment terminates by reason of death, or if the grantee's employment terminates under circumstances providing for continued rights under subsection (c) or (d) of this Section 2.10 and during the period of continued rights described in subsection (c) or (d) the grantee dies, all outstanding options and stock appreciation rights granted to such grantee shall become fully exercisable, and any payment or notice provided for under the terms of any other outstanding Award may be immediately paid or given and any condition may be satisfied, by the person to whom such rights have passed under the grantee's will (or if applicable, pursuant to the laws of descent and distribution) for a period of one year from and including the date of the grantee's death (notwithstanding that such period may extend more than 10 years after the grant of the Award) and thereafter all such Awards or parts thereof shall be canceled.

                                 MISCELLANEOUS

         3.1      Amendment of the Plan; Modification of Awards

                  (a) The Board may, without shareholder approval, at any time and from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall impair any rights under any Award theretofore made under the Plan without the consent of the person to whom such Award was made. Furthermore, except as and to the extent otherwise permitted by Section 3.5 or 3.11, no such amendment shall, without shareholder approval:

                     (i) materially increase the benefits accruing to grantees under the Plan;

                     (ii) materially increase the number of shares of Common Stock in respect of which Awards may be issued under the Plan pursuant to Section 1.5 or pursuant to grants of restricted or unrestricted stock awards pursuant to Section 2.4, or increase the number of shares of Common Stock in respect of which Awards may be granted in any year under
                            Section 1.5 or 2.5;

                     (iii) materially modify the designation in Section 1.3 of the class of persons eligible to receive Awards under the Plan;

                     (iv) except as provided in Section 2.10(e), permit a stock option or unrelated stock appreciation right to be exercisable, or shares of Common Stock underlying any other Award to vest or become deliverable, more than 10 years after the date of grant;

                     (v) permit a stock option to have an option exercise price, or a stock appreciation right to have an appreciation base, of less than 100% of the fair market value of a share of Common Stock on the date the stock option or stock appreciation right is granted; or

                     (vi) extend the term of the Plan beyond the period set forth in Section 3.14.

                  (b) With the consent of the grantee (unless otherwise provided in the Plan or the applicable Plan agreement) and subject to the terms and conditions of the Plan (including Section 3.1(a)), the Committee may amend outstanding Plan agreements with such grantee, including, without limitation, any amendment which would (i) accelerate the time or times at which an Award may vest or be exercised and/or (ii) extend the scheduled expiration date of the Award.

         3.2      Restrictions.

                  (a) If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award under the Plan, the acquisition, issuance or purchase of shares or other rights thereunder, any determination regarding vesting or termination of any Award or satisfaction of any performance or other condition thereunder or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be required to be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, in the event that (i) the Committee shall be entitled under the Plan to make any payment in cash, Common Stock or both, and (ii) the Committee shall determine that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms, then the Committee shall be entitled to determine not to make any payment whatsoever until such Consent shall have been obtained in the manner aforesaid.

                  (b) The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state, local or foreign law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state, local or foreign law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any of its Affiliates.

         3.3      Nontransferability.

                  (a) No Award granted to any grantee under the Plan and no rights under any Plan agreement shall be assignable or transferable by the grantee (voluntarily or by operation of law) other than by will or by the laws of descent and distribution to the extent provided by the Plan and any applicable Plan agreement. During the lifetime of the grantee, all rights with respect to any Award granted to the grantee under the Plan or under any Plan agreement shall be exercisable only by such grantee.

                  (b) Notwithstanding Section 3.3(a), the Committee may in the applicable Plan Agreement or at any time thereafter provide that options granted hereunder which are not intended to qualify as incentive stock options under Code section 422 may be transferred without consideration by the grantee, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to:

                     (i) the grantee's spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the "Immediate Family");

                     (ii) a trust solely for the benefit of the grantee and or members of his or her Immediate Family; or

                     (iii) a partnership or limited liability company whose only partners or shareholders are the grantee and/or members of his or her Immediate Family members.

                      (each transferee described in clauses (i), (ii) and (iii) above is hereinafter referred to as a "Permitted Transferee"); provided that the grantee provides the Committee with advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the grantee in writing that such a transfer would comply with the requirements of the Plan and any applicable Plan Agreement; and provided further that with respect to options granted to officers and directors subject to the reporting requirements of
                      Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") no such options may be transferred within six months of the grant date to the extent such transfer would result in the grant of the option being deemed to constitute a non-exempt purchase under Section 16 of the Exchange Act. The terms of any such transferred option shall apply to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any options, other than by will or the laws of descent and distribution; and (b) Permitted Transferees shall not be entitled to exercise any transferred options unless there shall be in effect a registration statement on an appropriate form under the Securities Act of 1993, as amended, covering the shares to be acquired pursuant to the exercise of such option if the Committee determines that such a registration statement is necessary or appropriate. Upon notice from a Permitted Transferee of its intent to exercise an option, the Committee shall advise such Permitted Transferee if a registration statement is necessary and if so whether such registration statement is in effect.

         3.4      Withholding Taxes.

                  (a) Whenever under the Plan shares of Common Stock are to be delivered upon exercise of an option or stock appreciation right, upon the lapse of restrictions on restricted stock awards, pursuant to performance awards or otherwise, the Committee shall be entitled to require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever cash is to be paid to a grantee under the Plan (whether upon the exercise or cancellation of an Award or otherwise), the Company shall be entitled as a condition of its payment to deduct therefrom, or from any compensation, expense reimbursement or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax and like requirements related thereto or to the delivery of any shares of Common Stock under the Plan.

                  (b) A grantee may satisfy, in whole or in part, the foregoing withholding requirements by delivery of unrestricted shares of Common Stock owned by the grantee for at least six months (or such shorter or longer period as the Committee may approve or require that will not result in variable accounting treatment) having a fair market value (determined as of the date of such delivery by the grantee) equal to the amount otherwise payable. Without limiting the generality of the foregoing: (i) the Committee may require, as a condition of accepting any such delivery of shares of Common Stock, that the grantee furnish a Compliance Opinion and (ii) such delivery may be made by withholding shares of Common Stock from the shares otherwise issuable pursuant to the exercise of the Award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date the Award was exercised).

         3.5 Adjustments Upon Changes in Capitalization If and to the extent specified by the Committee, the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to or underlying options, unrelated stock appreciation rights, and restricted stock awards and performance awards theretofore granted under the Plan, and the option exercise price of options, the appreciation base of stock appreciation rights and any payments due with respect to other Awards theretofore granted under the Plan, may be appropriately adjusted (as the Committee may determine) for any increase or decrease in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan, or other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company; provided, however, that any options, unrelated stock appreciation rights, restricted stock awards or performance awards, to the extent covering fractional shares of Common Stock resulting from any such adjustment, shall be eliminated and terminated, and provided further, that each incentive stock option granted under the Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an "incentive stock option" within the meaning of Code section 422. Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         3.6 Right of Discharge Reserved. Nothing in the Plan or in any Plan agreement shall confer upon any officer, director, employee or other person the right to continue in the employment of the Company or any of its Affiliates or affect any right which the Company or any of its Affiliates may have to terminate the employment of such officer, director, employee or other person.

         3.7 No Rights as a Stockholder. No grantee or other person exercising an option or stock appreciation right or entitled to delivery of shares of Common Stock pursuant to any other Award shall have any of the rights of a stockholder of the Company with respect to shares subject to an option or stock appreciation right or shares deliverable upon exercise of any other Award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 3.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is registered in the name of the grantee. In the case of a grantee of a restricted stock award, the grantee shall have the rights of a stockholder of the Company if and only to the extent provided in the applicable Plan agreement.

         3.8      Nature of Payments.

                  (a) Any and all grants of options, stock appreciation rights, stock awards and performance awards and payments of cash or issuances of shares of Common Stock hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed for the Company or for its Affiliates by the grantee.

                  (b) All such grants, issuances and payments shall constitute a special incentive payment to the grantee and shall not, unless otherwise determined by the Committee, be taken into account in calculating the amount of compensation of the grantee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate or (ii) any agreement between the Company or any Affiliate, on the one hand, and the grantee on the other hand.

                  (c) By accepting an Award under the Plan, the grantee shall thereby be understood to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided herein or in the applicable Plan agreement, notwithstanding any contrary provision in any written employment contract or other agreement with the grantee, whether any such agreement is executed before or after the grant date of the Award.

         3.9 Non-Uniform Determinations. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive Awards under the Plan, (b) the terms and provisions of Awards under the Plan, (c) the exercise by the Committee of its discretion in respect of the exercise of rights pursuant to the terms of the Plan or any Plan agreement, and (d) the treatment of leaves of absences, disability leaves, terminations for good reason and other determinations under the Plan or any Plan agreement.

         3.10 Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any Affiliate or the Committee from making any award or payment or granting any right to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.11     Reorganization.

                  (a) In the event that Revlon or any successor is merged or consolidated with another corporation and, whether or not Revlon or such successor shall be the surviving corporation, there shall be any change in the shares of Common Stock as then constituted by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Company are acquired by another person, or in the event of a reorganization or liquidation of Revlon or any successor (each such event being herein after referred to as a "Reorganization Event") or in the event that the Board shall propose that Revlon or any successor enter into a Reorganization Event, then the Committee may in its discretion, by written notice to a grantee, provide that such grantee's options and stock appreciation rights and all other Awards requiring action on the part of such grantee will be terminated unless such grantee exercises or takes such action within 30 days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice; provided however that if the Committee takes such action the Committee also shall accelerate to an appropriate earlier date the dates upon which all outstanding options and stock appreciation rights of such grantee shall be exercisable and such action under such other Awards may be taken. The Committee also may in its discretion, by written notice to a grantee, provide that the restrictions on restricted stock awards lapse and the performance and other conditions of other Awards shall be adjusted in the event of a Reorganization Event upon such terms and conditions as the Committee may determine.

                  (b) Whenever deemed appropriate by the Committee, the actions referred to in Section 3.11(a) may be made conditional upon the consummation of the applicable Reorganization Event.

         3.12 Legend on Certificates. All certificates for shares of Common Stock issued pursuant to Awards hereunder may be stamped or otherwise imprinted with a legend in such form as the Company may require with respect to any applicable restrictions on the sale or transfer of shares.

         3.13 Section Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

         3.14     Effective Date and Term of Plan.

                  (a) This Plan shall be deemed adopted and become effective upon the approval thereof by the Board; provided that, notwithstanding any other provision of the Plan, no Award made under the Plan shall be exercisable unless the Plan is approved, directly or indirectly, by (i) the express consent of shareholders holding at least a majority in voting power of the Company's voting stock voting in person or by proxy at a duly held stockholders' meeting, or (ii) the unanimous written consent of the shareholders of the Company, within 12 months before or after the date the Plan is adopted.

                  (b) The Plan shall terminate 10 years after the earlier of the date on which it becomes effective or the date on which it is approved by shareholders, and no Awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all Awards made under the Plan prior to such termination date shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan agreement.

         3.15 Governing Law. This Plan shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

         3.16 Conditions. If pursuant to Section 2.10(e) or Section 3.11(a) the dates upon which options shall be exercisable are accelerated, it shall be on the condition that with respect to options granted to officers and directors subject to the reporting requirements of Section 16 of the Exchange Act the shares underlying such options may not be sold by any such individual (or their estate or Permitted Transferee) within 6 months after the grant of the option to the extent such sale would result in the grant of the option being deemed to constitute a non-exempt purchase under Section 16 of the Exchange Act.